EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our reports dated February 19, 2007, accompanying the consolidated financial statements in the Annual Report of USANA Health Sciences, Inc. on Form 10-K for the year ended December 30, 2006.  We hereby consent to the incorporation by reference of said reports in the Registration Statements of USANA Health Sciences, Inc. on Forms S-8 (File Nos. 333-02934, 333-02860, 333-96645, 333-128103, and 333-133385).

/s/ GRANT THORNTON LLP

Salt Lake City, Utah
February 19, 2007